UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

YUNHONG GREEN CTI LTD.

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YHGJ	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Yunhong Green CTI Ltd. (the “Company”), instructed the Company’s CEO to terminate the engagement with BF Borgers CPA PC (BFB), the Company’s independent registered public accounting firm, on April 1, 2024. The audit relationship began during December 2022. The Audit Committee has selected Wolf & Company, PC as the Company’s independent registered public accounting firm.

The audit reports for the years ended December 31, 2023 and December 31, 2022 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the Company’s financial statements contained a paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.

There were no disagreements between the Company and BFB with respect to any accounting treatment.

During the Company’s two most recent fiscal years through April 1, 2024, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to its prior auditor’s satisfaction, would have caused its prior auditor to make reference to the subject matter of such disagreement in connection with its reports and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

As disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2023 and December 31, 2022, management determined a material weakness in internal control over financial reporting related to the Company’s capabilities, processes, and controls related to limited staffing and over-reliance on certain personnel, as well as related employee turnover. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management determined that these deficiencies constitute a material weakness that was not identified and remediated as of December 31, 2023 and December 31, 2022, respectively. Based on this material weakness, management concluded that at December 31, 2023 and December 31, 2022, internal control over financial reporting was not effective.

During the years ended December 31, 2023 and December 31, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as discussed above.

The Company has authorized BFB to respond fully to any inquiries of the successor independent registered public accounting firm.

The Company provided BFB with a copy of the disclosures the Company is making in this Current Report on Form 8-K and requested that BFB furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether BFB agrees with the statements made by the Company regarding BFB and, if not, stating the respects in which it does not agree. A copy of BFB’s letter dated April 2, 2024 is attached hereto as Exhibit 16.1.

(b) Newly Appointed Independent Registered Public Accountant

On April 1, 2024, the Audit Committee approved the appointment of Wolf & Company, P.C. (“Wolf & Company”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The effective date of Wolf & Company’s appointment as the Company’s independent registered public accounting firm is April 1, 2024. During the fiscal years ended December 31, 2022 and December 31, 2023, and the subsequent interim period through March 31, 2024, neither the Company, nor anyone acting on the Company’s behalf, has consulted with Wolf & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in any case where either a written report or oral advice was provided to the Company by Wolf & Company that Wolf & Company concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The exhibit listed below is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from BFB dated April 2, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2024	YUNHONG CTI LTD.

	By:	/s/ Frank J. Cesario
	Name:	Frank J. Cesario
	Title:	Chief Executive Officer and
Acting Chief Financial Officer